As filed with the Securities and Exchange Commission on December 19, 2023

Securities Act File No. 333-249652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]        Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

JAMES ALPHA FUNDS TRUST

(a Delaware statutory trust)

(Exact Name of Registrant as Specified in Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Issues you care about are up for a vote.
Make your voice heard.

Dear shareholder,

Due to insufficient shareholder participation, the special meeting of shareholders of the Easterly Global Real Estate Fund, Easterly Hedged Equity Fund and Easterly Income Opportunities Fund has been adjourned to February 15, 2024 at 12:00 p.m. Eastern Time, to seek shareholder approval on important proposals.

As of today, we have not received your vote regarding the new advisory agreements. Please refer to the proxy statement we sent to you for an explanation of the proposals.

Voting your shares is the smart thing to do. It’s also fast and easy. If you have questions or need assistance, call (877) 503-8435 and a proxy specialist will help you.

www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.	Without a proxy card Call (877) 503-8435 (Weekdays 9am to 10pm) With a proxy card Call the number located on your ballot (With a touch-tone phone to vote using an automated system)

With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.	Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment—and thank you for voting.

Sincerely,	Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

Michael Montague

Chief Financial Officer

EF-Adj1